Exhibit 99.3

BANZAI INTERNATIONAL INC

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 18, 2024 (the “Closing”), Banzai International, Inc., a Delaware corporation (“Banzai” or the “Company”), closed a previously announced merger (the “Merger”, the consummation of the Merger, the “Closing”) with ClearDoc, Inc., a Delaware corporation doing business as OpenReel (“OpenReel”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated December 10, 2024, by and among the Company, OpenReel, certain stockholders of OpenReel (the “OpenReel Stockholders”), and Banzai Reel Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Banzai (“Merger Sub”), that was formed solely for purposes of consummating the Merger. On or prior to the Closing Date, the closing conditions as set forth in the Merger Agreement were satisfied or otherwise waived by the parties thereto, and upon Closing, the Merger Sub merged with and into OpenReel, with OpenReel being the surviving entity (the “Surviving Entity”) thereafter as a direct and wholly owned subsidiary of Banzai named “OpenReel, Inc.” (the “Acquisition”).

At the effective time of the Merger (the “Effective Time”), each share of capital stock of OpenReel issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenter’s rights have been properly exercised and certain other excluded shares) was converted into the right to receive Banzai Class A Common Stock, par value US$0.0001 per share (the “Banzai Class A Common Stock”), and pre-funded warrants, each exercisable for one (1) share of Banzai Class A Common Stock at an exercise price of US$0.0001 (the “Pre-Funded Warrants”) issued in lieu thereof, in an amount equal to the quotient of $19,600,000 divided by the Conversion Price (as defined in the Merger Agreement) (the “Merger Consideration”).

The following unaudited pro forma condensed combined financial information presents the combination of the historical consolidated financial statements of Banzai and OpenReel and is intended to provide you with information about how the Acquisition might have affected Banzai’s historical financial statements.

The unaudited pro forma condensed combined balance sheet, statements of operations for the nine months ended September 30, 2024, and year ended December 31, 2023, combines the historical statements of operations of Banzai and OpenReel for such periods on a pro forma basis as if the Acquisition and Financing Transaction had been consummated on January 1, 2023, the beginning of the earliest period presented. Both Banzai’s and OpenReel’s fiscal year ends on December 31. The pro forma condensed combined financial information is presented on the basis of Banzai’s fiscal year and combines the historical results of the fiscal periods of Banzai and OpenReel.

The unaudited pro forma condensed combined financial statements constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated

The following unaudited pro forma condensed combined financial information gives effect to the following:

●	The Acquisition, inclusive of the following:

●	Identification and reclassification of certain OpenReel historical financial information to conform to Banzai’s presentation of similar revenues and expenses; (see Note 2)

●	As of this current report of the 8K/A. Other adjustments including expense associated with the allocation of the purchase price to the acquired assets (i.e. depreciation and amortization expense) is pending on the final acquisition accounting in respect to the fair value assessment of the purchase price allocation analysis to be completed for Banzai’s 2024 audited financial statements to be included in the 2024 annual report on Form 10K to be filed on March 31, 2025;

●	Estimates of the related income tax effects of the pro forma adjustments.

The Acquisition was accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Under the acquisition method of accounting, the total estimated purchase price is to be allocated to the tangible and intangible assets acquired and liabilities assumed of OpenReel based on a preliminary estimate of their fair value. The preliminary allocation of the estimated purchase price is based upon management’s estimates based on information currently available and is subject to revision as a more detailed analysis is completed and additional information on the fair value of the assets and liabilities become available and final appraisals and analyses are completed. The Company is still evaluating the fair value of intangible assets including goodwill, and income taxes, in addition to ensuring all other assets and liabilities and contingencies have been identified and recorded. Differences between these preliminary estimates and the final acquisition accounting could occur and these differences could be material. A change in the fair value of the net assets of OpenReel may change the amount of the purchase price allocable to goodwill and could have a material impact on the accompanying unaudited pro forma condensed combined statements of operations.

The pro forma financial information has been prepared by management in accordance with SEC Regulation S-X Article 11, Pro Forma Financial Information, as amended, and are not necessarily indicative of the financial position or results of operations that would have been realized if the aforementioned transactions had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon available information and certain assumptions that Banzai believes are reasonable. Actual results and valuations may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial statements do not reflect any revenue enhancements, anticipated synergies, operating efficiencies, or cost savings that may be achieved related to the Acquisition, nor do they reflect any costs or expenditures that may be required to achieve any possible synergies. In addition, the unaudited pro forma condensed combined financial statements are not necessarily indicative of Banzai’s results of operations and financial position for any future period.

The unaudited pro forma condensed combined financial information was derived from and should be read together with the accompanying notes to the unaudited pro forma condensed combined financial information, Banzai’s historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in its annual report on Form 10-K for the fiscal year ended December 31, 2023, and interim report on Form 10-Q as of and for the nine months ended September 30, 2024. The unaudited pro forma condensed combined financial information should also be read together with OpenReel’s historical audited consolidated statement of operations for the twelve months fiscal year ended December 31, 2023 and unaudited consolidated financial statements for the nine months ended September 30, 2024 and the related notes filed as an exhibit to this Current Report on Form 8-K/A as exhibit 99.1 and 99.2, respectively.

BANZAI INTERNATIONAL INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2024

(Amounts in millions, except per share amounts)

	Open Reel (Historical)	Banzai (Historical)	Transaction Adjustments	Notes	Consolidation Entries	Notes	Pro Forma Combined
Assets
Cash and Cash Equivalents	$611	$4,264	$-		$-		$4,875
Accounts Receivables	528	37	-		-		565
Prepaid expenses and other current assets	532	754	-		-		1,286
Current Assets	1,671	5,055	-		-		6,726

PP&E	4	1	-		-		5
Operating Lease ROU	-	2	-		-		2
Investment in Open Reel	-	-	19,600	(AA)	(19,600)	(BB)	-
Technology	-	-	-		-		-
Trade names and trademarks	-	-	-		-		-
Customer relationships	-	-	-		-		-
Goodwill	-	2,172	-		20,793	(BB)	22,964
Other Assets	849	82	-		-		931
Long-Term Assets	853	2,257	19,600		1,193		23,903

Total Assets	2,524	7,312	19,600		1,193		30,629

Liabilities
Accounts Payable	182	10,016	-		-		10,198
Accrued expenses and other current liabilities	312	7,804	-		-		8,116
Deferred Revenue	2,725	1,221	-		-		3,946
Current Operating Lease Liabilities	-	2	-		-		2
Short-Term Debt	-	-	-		-		-
Notes payable	431	1,418	-		-		1,849
Convertible notes payable	-	9,255	-		-		9,255
Warrant liability	-	47	-		-		47
Warrant liability - related party	-	115	-		-		115
Earnout payable	-	37	-		-		37
Due to related party	-	167	-		-		167
Current Liabilities	3,650	30,083	-		-		33,733

Long-Term Debt	-	-	-		-		-
Operating Lease Liabilities Net of Current Portion	-	-	-		-		-
Long-Term Deferred Revenue	107	-	-		-		107
Other Long-Term Liabilities	72	75	-		-		147
Long-Term Liabilities	179	75	-		-		254

Total Liabilities	3,829	30,158	-		-		33,987

Shareholders’ deficit:
Preferred Stock	-	-	-		-		-
Common Stock	-	-	-		-		-
Additional Paid in capial	25,063	47,580	19,600	(AA)	(15,590)	(BB)	77,107
Accumulated deficit	(26,368)	(70,426)	-		16,784	(BB)	(80,465)
Total sharesholders’ deficit	(1,305)	(22,846)	19,600		1,193		(3,358)

Total liabilities and sharesholders’ deficit	$2,524	$7,312	$19,600		$1,193		$30,629

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

BANZAI INTERNATIONAL INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2024

(Amounts in millions, except per share amounts)

	Open Reel (Historical)	Banzai (Historical)	Notes	Pro Forma Adjustment	Notes	Pro Forma Combined
Operating income:
Revenue	$4,770	$11,721		$—		$15,722
Cost of revenue	581	4		—		34
Gross profit	4,189	11,718		—		15,689

Operating expenses:
General and administrative expenses	4,022	11,721		—		15,746
Depreciation expense	95	4		—		96
Total operating expenses	4,117	11,725		—		15,842

Operating Income (loss)	72	(7)		—		(154)

Other expenses (income):
Total other expenses (income), net	37	14,106		—		14,143
Loss before income taxes	35	(14,114)		—		(14,296)
Income tax expense	—	7	(CC)	—	(DD)	7
Net income (loss)	$35	$(14,121)		$—		$(14,303)

Net loss per share
Basic and diluted		$(8.27)				$(8.25)
Weighted average common shares outstanding
Basic and diluted		2,862				2,862

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

BANZAI INTERNATIONAL INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

YEAR ENDED AS OF DECEMBER 31, 2023

(Amounts in millions, except per share amounts)

	Open Reel (Historical)	Banzai (Historical)	Transaction Adjustments	Notes	Consolidation Entries	Notes	Pro Forma Combined
Assets
Cash and Cash Equivalents	$721	$2,094	$-		$-		$2,815
Accounts Receivables	810	105	-		-		915
Prepaid expenses and other current assets	711	741	-		-		1,452
Current Assets	2,242	2,940	-		-		5,182

PP&E	6	5	-		-		11
Operating Lease ROU	-	134	-		-		134
Investment in Open Reel	-	-	19,600	(AA)	(19,600)	(BB)	-
Technology	-	-	-		-		-
Trade names and trademarks	-	-	-		-		-
Customer relationships	-	-	-		-		-
Goodwill	-	2,172	-		20,793	(BB)	22,964
Other Assets	1,049	38	-		-		1,087
Long-Term Assets	1,055	2,349	19,600		1,193		24,196

Total Assets	3,297	5,288	19,600		1,193		29,378

Liabilities
Accounts Payable	237	6,440	-		-		6,677
Accrued expenses and other current liabilities	432	11,694	-		-		12,126
Deferred Revenue	3,023	1,214	-		-		4,237
Current Operating Lease Liabilities	-	234	-		-		234
Short-Term Debt	-	-	-		-		-
Notes payable	410	9,165	-		-		9,575
Convertible notes payable	-	7,000	-		-		7,000
Warrant liability	-	641	-		-		641
Warrant liability - related party	-	575	-		-		575
Earnout payable	-	59	-		-		59
Due to related party	-	67	-		-		67
Current Liabilities	4,102	37,090	-		-		41,192

Long-Term Debt	-	-	-		-		-
Operating Lease Liabilities Net of Current Portion	-	-	-		-		-
Long-Term Deferred Revenue	149	-	-		-		149
Other Long-Term Liabilities	395	75	-		-		470
Long-Term Liabilities	544	75	-		-		619

Total Liabilities	4,646	37,165	-		-		41,811

Shareholders’ deficit:
Preferred Stock	-	-	-		-		-
Common Stock	0	0	-		(0)		0
Additional Paid in capial	25,055	14,890	19,600	(AA)	(15,590)	(BB)	44,409
Accumulated deficit	(26,404)	(46,766)	-		16,784	(BB)	(56,841)
Total sharesholders’ deficit	(1,349)	(31,876)	19,600		1,193		(12,432)

Total liabilities and sharesholders’ deficit	$3,297	$5,288	$19,600		$1,193		$29,379

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

BANZAI INTERNATIONAL INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2023

(Amounts in millions, except per share amounts)

	Open Reel (Historical)	Banzai (Historical)	Notes	Pro Forma Adjustment	Notes	Pro Forma Combined
Operating income:
Revenue	$7,520	$4,561		$-		$12,081
Cost of revenue	1,062	1,445		—		2,411
Gross profit	6,458	3,117		—		9,671

Operating expenses:
General and administrative expenses	7,557	12,905		—		20,557
Depreciation expense	133	7		—		141
Total operating expenses	7,690	12,912		—		20,698

Operating Income (loss)	(1,232)	(9,796)		—		(11,028)

Other expenses (income):
Total other expenses (income), net	51	4,611		—		4,662
Loss before income taxes	(1,283)	(14,406)		—		(15,690)
Income tax expense	—	—	(CC)	—	(DD)	—
Net income (loss)	$(1,283)	$(14,406)		$—		$(15,690)

Net loss per share
Basic and diluted		$(6.00)				$(6.53)
Weighted average common shares outstanding
Basic and diluted		2,402				2,402

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1	Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and Article 11 of Regulation S-X. The accompanying pro forma financial information is based on the historical consolidated financial statements of Banzai and the historical consolidated financial statements of OpenReel after giving effect to the Acquisition as well as certain reclassifications (see Note 3).

The pro forma financial information was prepared using the acquisition method of accounting in accordance with ASC 805 with Banzai as the acquirer of OpenReel. Under the acquisition method of accounting, Banzai recorded the preliminary estimated fair value of assets acquired and liabilities assumed from OpenReel upon acquisition, December 18, 2024. Fair value is defined in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could result in different assumptions resulting in a range of alternative estimates using the same facts and circumstances. The preliminary allocation of the estimated purchase price is based upon management’s estimates based on information currently available and is subject to revision as a more detailed analysis is completed and additional information on the fair value of the assets and liabilities become available and final appraisals and analysis are completed. The Company is still evaluating the fair value intangible assets, and income taxes, in addition to ensuring all other assets and liabilities and contingencies have been identified and recorded. Differences between these preliminary estimates and the final acquisition accounting could occur and these differences could be material. A change in the fair value of the net assets of OpenReel may change the amount of the purchase price allocable to goodwill and could have a material impact on the accompanying unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined balance sheet, statements of operations for the nine months ended September 30, 2024, and fiscal year ended December 31, 2023, give pro forma effect to the Acquisition as if they had been consummated on January 1, 2023. Both Banzai’s and OpenReel’s fiscal year ends on December 31. The pro forma condensed combined financial information is presented on the basis of Banzai’s fiscal year and combines the historical results of the fiscal periods of Banzai and OpenReel.

The unaudited pro forma condensed combined balance sheet as of the nine months ended September 30, 2024 has been prepared using, and should be read in conjunction with, the following:

●	Banzai’s unaudited condensed consolidated balance sheet as of the nine months ended September 30, 2024, and the related notes as included in Banzai’s interim report on Form 10-Q for the nine months ended September 30, 2024; and

●	OpenReel’s unaudited consolidated balance sheet data as of the nine months ended September 30, 2024, and the related notes as filed as an exhibit to this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024 has been prepared using, and should be read in conjunction with, the following:

●	Banzai’s unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024, and the related notes as included in Banzai’s interim report on Form 10-Q for the nine months ended September 30, 2024; and

●	OpenReel’s unaudited consolidated statement of operations data for the nine months ended September 30, 2024 and the related notes as filed as an exhibit to this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined balance sheet as of year ended December 31, 2023, has been prepared using, and should be read in conjunction with, the following:

●	Banzai’s audited condensed consolidated balance sheet for the fiscal year ended December 31, 2023, and the related notes included in Banzai’s annual report on Form 10-K as filed for the fiscal year ended December 31, 2023, and

●	OpenReel’s audited consolidated balance sheet for the fiscal year ended December 31, 2023, and the related notes as filed as an exhibit to this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2023, has been prepared using, and should be read in conjunction with, the following:

●	Banzai’s audited consolidated statement of operations for the fiscal year ended December 31, 2023, and the related notes included in Banzai’s annual report on Form 10-K for the fiscal year ended December 31, 2023;

●	OpenReel’s audited consolidated statement of operations for the fiscal year ended December 31, 2023, and the related notes filed as an exhibit to this Current Report on Form 8-K/A.

The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Acquisition.

The pro forma adjustments reflecting the completion of Acquisition are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Acquisition based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations would have been had the Acquisition taken place on the date indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. The unaudited pro forma condensed combined financial information should be read together with Banzai’s historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in its annual report on Form 10-K for the fiscal year ended December 31, 2023, and interim report on Form 10-Q for the nine months ended September 30, 2024. The unaudited pro forma condensed combined financial information should be read together with OpenReel’s historical audited consolidated balance sheet, statement of operations for the fiscal ended December 31, 2023, and unaudited consolidated financial statements as of and for the nine months ended September 30, 2024, and the related notes filed as exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K/A. These historical OpenReel financial statements have been adjusted to conform to Banzai’s account classification policies, as described in the notes to the pro forma financial statements. See Note 3.

2	Accounting Policies

As part of preparing the unaudited pro forma condensed combined financial information, Banzai conducted an initial review of the accounting policies and practices of OpenReel to determine if differences in accounting policies and practices require reclassification of results of operations to conform to Banzai’s accounting policies and practices. Preliminary reclassifications were determined not necessary to be made in the unaudited pro forma condensed combined financial information (see Note 3). Banzai will continue its detailed review of OpenReel’s accounting policies and practices following the Acquisition. As a result of that review, Banzai may identify additional differences between the accounting policies and practices of the companies that, when conformed, could have a material impact on the consolidated financial statements of the combined company.

3	OpenReel Historical Financial Statement Reclasses

Upon Banzai’s initial review. No preliminary reclassification adjustments deemed necessary to be made to the historical presentation of OpenReel financial information in order to conform to a combined Banzai statement of operations, see Note 2.

4	Preliminary Consideration and Fair Value Estimate of Assets Acquired and Liabilities Assumed

Banzai accounted for the Acquisition as a business combination in accordance with GAAP. Accordingly, the purchase price attributable to the Acquisition is to be allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. As of the current report on 8K/A, the fair value of purchase price allocation analysis is in progress and will be completed upon Banzai’s financial audited reports of 2024 is completed to be included in the 2024 annual report on Form 10K. In the interim, goodwill amount was estimated reflected in the unaudited pro forma condensed combined balance sheet prior to the valuation of the fair value of the assets acquired and liabilities assumed are completed.

5	Adjustments to unaudited pro forma condensed combined financial information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Acquisition and has been prepared for informational purposes only.

Transaction adjustments to the unaudited pro forma condensed combined balance sheet and statements of operations

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024, and the fiscal year ended December 31, 2023, includes the following adjustments:

(AA)	Reflects accounting estimates of the initial investment based on the total purchase consideration of OpenReel of the $19.6 million as of nine months ended September 30, 2024, and the fiscal year ended December 31, 2023, respectively.

(BB)	Reflects estimates to account for the acquisition resulting in a preliminary amount of goodwill. The preliminary amount of goodwill is subject to change once the acquisition accounting is finalized with respect to the fair value assessments of assets acquired and liabilities assumed to be allocated between tangible assets and intangible assets once the 2024 audited financial statements are completed for inclusion in the annual report on Form 10K.

(CC)	No income tax adjustment is reflected for the nine months ended September 30, 2024, and the fiscal year ended December 31, 2023, based on Banzai’s estimated annual effective tax rate for the fiscal years ending December 31, 2024, and 2023, respectively, and Banzai having a full valuation allowance on its net deferred tax asset.

(DD)	No adjustment is reflected for the nine months ended September 30, 2024 and fiscal year ended December 31, 2023 based on Banzai’s estimated annual effective tax rate for the fiscal year ending December 31, 2024 and 2023 and Banzai having a full valuation allowance on its net deferred tax asset.